UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2016

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of December 7, 2016, Mannatech, Incorporated (the “Company”) elected Kevin Robins (“Mr. Robbins”) as a non-employee Class I board member to fill the vacancy on the Board of Directors created by the resignation of Marlin “Ray” Robbins as disclosed in the Company’s Form 8-K, filed by the Company with the Securities and Exchange Commission on November 16, 2016. Mr. Robbins is an active associate with 22 years of field experience and will remain active in field sales activities.

There is no arrangement or understanding between Mr. Robbins and any other person pursuant to which he was selected as a director. Mr. Robbins is the son of Marlin “Ray” Robbins, and the information regarding transactions in which Mr. Robbins has an interest that is required to be disclosed under Item 404(a) of Regulation S-K are disclosed in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on April 20, 2016 (the “Proxy Statement”). Mr. Robbins will serve on the Science committee of the Board of Directors.

In Connection with his appointment to the Board, Mr. Robbins received an equity grant of 5,000 stock options. The stock options are priced on the date of grant and are subject to a three year vesting period. Mr. Robbins will also receive the compensation offered to all of the Company’s non-employee directors for services on the Board and its committees, as disclosed in the Proxy Statement.

Item 9.01	Financial Statements and Exhibits

A Copy of the Company’s press release announcing the appointment of Mr. Robbins is attached as Exhibit 99.1 to this Current Report on Form 8-K. It is also incorporated herein by reference into Item 5.02.

Exhibit Number	Description
99.1	Press Release, dated December 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016
MANNATECH, INCORPORATED
	By:	/s/ David Johnson
David Johnson
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 8, 2016.

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